UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

IA ENERGY CORP.

 (Exact name of Registrant as specified in its charter)

Wyoming

(State or Other Jurisdiction of Incorporation)

333-220706 81-1002497

(Commission File Number) (IRS Employer Identification No.)

One World Trade Center, Suite 130, Long Beach, CA 90831

 (Address of principal executive offices, Zip Code)

(310) 891-1059

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2021, Renato A. Paraiso resigned as an officer of the Corporation to take a position with another alternative energy company.

On March 1, 2021, Aristotle Popolizio was appointed as a director, President, Chief Financial Officer and Secretary of the corporation. The biography of Mr. Popolizio is set forth below:

Aristotle Popolizio is the head of Investment Relations at Inter-M Traders Ltd., Limassol, Cyprus, a family office investment fund, with offices in Cyprus and New York City. Mr. Popolizio leads a team in research, raising capital, and the development of operational risk management plans and ensures the company is appropriately and strategically positioned with analysts, investors, and all stakeholders. Mr. Popolizio is also serves as a director, Vice President and Secretary of Bakhu Holdings Corp. Mr. Popolizio has a BS in risk management and a minor in international business from the Smeal College of The Pennsylvania State University. Mr. Popolizio provides advisory services in a wide variety of sectors, including pharmaceutical companies, bio-medical companies, accountants, attorneys, and government bodies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IA Energy Corp.

/s/ Aristotle Popolizio
Date: March 1,, 2021	____________________________________
By: Aristotle Popolizio
Its: President